Exhibit 99.1
Earthstone Energy, Inc. Reports First Quarter 2018 Results
$40.9 Million of Revenues, $25.3 Million of Adjusted EBITDAX and $12.2 Million of Net Income

The Woodlands, Texas, May 3, 2018 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “we” or “us”), today announced financial and operating results for the quarter ended March 31, 2018.

First Quarter 2018 Highlights

•	Revenues of $40.9 million

-	Increased by 167% from the first quarter of 2017

-	Increased by 15% from the fourth quarter of 2017

•	Average daily production of 9,664 Boepd(1)

-	Increased by 104% from the first quarter of 2017

-	Increased by 7% from the fourth quarter of 2017

•	Adjusted EBITDAX(2) of $25.3 million

-	Increased by 312% from the first quarter of 2017

-	Increased by 14% from the fourth quarter of 2017

•	Net income of $12.2 million, or $0.19 per combined diluted share(3)

-	Compared to net income of $5.5 million, or $0.09 per combined diluted share(3), in the fourth quarter of 2017

-	Compared to net income of $0.7 million, or $0.03 per combined diluted share(3), in the first quarter of 2017

•	Net income attributable to Earthstone Energy, Inc. of $5.3 million, or $0.19 per diluted share

-	Compared to net income attributable to Earthstone Energy, Inc. of $0.7 million, or $0.03 per diluted share in the first quarter of 2017

-	Compared to net income attributable to Earthstone Energy, Inc. of $2.3 million, or $0.09 per diluted share, in the fourth quarter of 2017

(1)	Represents reported sales volumes.

(2)	Adjusted EBITDAX is a non-GAAP financial measure. See “Reconciliations of Non-GAAP Financial Measures” section below.

(3)	Net income per combined diluted share is a non-GAAP financial measure. See “Reconciliations of Non-GAAP Financial Measures” section below.

Management Comments

Frank A. Lodzinski, Chief Executive Officer of Earthstone Energy, Inc., commented, “We are very pleased with the progress we have made over the past year and through the first quarter as reflected in our financial results. Production, revenues, net income and Adjusted EBITDAX have increased appreciably while we have maintained low levels of leverage. Our per unit metrics continue to improve as evidenced particularly by the continued improvement in lease operating expense per barrel of oil equivalent which decreased in the first quarter by 22% and 47%, respectively, compared to full year 2017 and first quarter 2017. Further we are developing our acreage while maintaining significant liquidity. We will continue to focus clearly on fundamentals, including operations, by controlling costs and improving efficiency and will continue to maintain a strong balance sheet. Operationally, we continue to improve spud to spud drill times and are on track with our drilling and completion program for the year. We will continue to build scale through organic development, acreage trades and field level acquisitions, while working toward larger acquisitions or mergers.”

Operational Update

Midland Basin - In the Midland Basin, we completed two operated wells in January of 2018 that were the last two of a five well operated completion program which began in late 2017. We spud five wells in the first quarter with our continuously running rig on our operated leasehold acreage. In April, 2018, we initiated completions on an eight well program on our operated acreage in which we have an average working interest of 79.3%. This will be a continuous completion program which we anticipate finishing in the second quarter. Total operated and non-operated production in the first quarter averaged approximately 7,567 Boepd (60% oil).

Eagle Ford - In the Eagle Ford, we completed the last six of an eleven well completion program in southern Gonzales County, Texas in January of 2018. During the first quarter, we spud five wells with plans to complete these wells early in the third quarter. Our average working interest in these five wells is 16.7%. Total operated and non-operated production in the first quarter averaged approximately 2,095 Boepd (63% oil).

Selected Financial Data (unaudited)

($000s except where noted)	Three Months Ended March 31,
	2018	2017
Total Revenues	40,895	15,343
Net Income	12,191	729
Net Income Per Common Share(1)
Basic	0.19	0.03
Diluted	0.19	0.03

Adjusted EBITDAX(2)	25,293	6,137
Production(3):
Oil (MBbls)	546	257
Gas (MMcf)	1,044	632
NGL (MBbls)	150	64
Total (MBoe)(4)	870	426
Average Daily Production (Boepd)	9,664	4,735
Average Prices:
Oil ($/Bbl)	63.07	48.77
Gas ($/Mcf)	2.57	2.68
NGL ($/Bbl)	25.30	17.62
Total ($/Boe)	47.02	36.00
Adj. for Realized Derivatives Settlements:
Oil ($/Bbl)	55.11	47.03
Gas ($/Mcf)	2.63	2.46
NGL ($/Bbl)	25.30	17.62
Total ($/Boe)	42.10	34.63

(1)	Net Income Per Common Share attributable to Earthstone Energy, Inc.

(2)	See “Reconciliations of Non-GAAP Financial Measures” section below.

(3)	Represents reported sales volumes.

(4)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (BOE).

Liquidity

As of March 31, 2018, the Company had $11 million in cash and $30 million of long-term debt outstanding under its credit facility with a current borrowing base of $185 million.

Capital Expenditures

During the three months ended March 31, 2018, we incurred capital expenditures of approximately $22.5 million, on an accrual basis, primarily consisting of drilling and completion costs.

Hedging Update

As of March 31, 2018, we had hedged a total of 1,077 MBbls of remaining 2018 oil production at an average price of $51.10/Bbl and 1,825,000 MMBtu of remaining 2018 natural gas production at average price of $2.95/MMBbtu. As of March 31, 2018, we had hedged a total of 1,077 MBbls of 2019 oil production at an average price of $55.37/Bbl. Additionally, we have a crude oil basis swap of $(0.15) for 454 MBbls of remaining 2018 oil production between Midland - WTI and the NYMEX - WTI.

Conference Call Details
Earthstone is hosting conference call on Friday, May 4, 2018 at 11:00 a.m. Eastern (10:00 a.m. Central) to discuss the Company’s operational and financial results for the first quarter of 2018 and its outlook for the remainder of 2018. Prepared remarks by Robert J. Anderson, President, and Mark Lumpkin, Jr., Executive Vice President and Chief Financial Officer will be followed by a question and answer session.
Investors and analysts are invited to participate in the call by dialing 877-407-6184 for domestic calls or 201-389-0877 for international calls, in both cases asking for the Earthstone conference call. A webcast will also be available through the Company's website (www.earthstoneenergy.com). Please select "Events & Presentations" under the "Investors" section of the Company's website and log on at least 10 minutes in advance to register.
A replay of the call will be available on the Company’s website and by telephone until 11:00 a.m. Eastern (10:00 a.m. Central), Friday, May 18, 2018. The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Replay ID: 13679644.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the development and operation of oil and natural gas properties. Its primary assets are located in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: risks relating to any unforeseen liabilities of the Company; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to the level of indebtedness and periodic redeterminations of the borrowing base under the Company’s credit agreement; Earthstone’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the ability to successfully complete any potential asset acquisitions and the risks related thereto; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; and any loss of senior management or technical personnel. Earthstone’s annual report on Form 10-K for the year ended December 31, 2017, quarterly reports on Form 10-Q, recent current reports on Form 8-K and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Director of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	March 31,	December 31,
ASSETS	2018	2017
Current assets:
Cash	$11,058	$22,955
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	17,241	14,978
Joint interest billings and other, net of allowance of $138 at March 31, 2018 and December 31, 2017	19,732	7,778
Derivative asset	213	184
Prepaid expenses and other current assets	1,382	1,178
Total current assets	49,626	47,073

Oil and gas properties, successful efforts method:
Proved properties	627,252	605,039
Unproved properties	275,067	275,025
Land	5,382	5,534
Total oil and gas properties	907,701	885,598

Accumulated depreciation, depletion and amortization	(127,628)	(118,028)
Net oil and gas properties	780,073	767,570

Other noncurrent assets:
Goodwill	17,620	17,620
Office and other equipment, net of accumulated depreciation of $2,196 and $2,093 at March 31, 2018 and December 31 2017, respectively	854	947
Derivative asset	103	—
Other noncurrent assets	1,140	1,207
TOTAL ASSETS	$849,416	$834,417
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$4,261	$33,472
Revenues and royalties payable	18,883	10,288
Accrued expenses	10,024	8,707
Advances	19,418	4,587
Derivative liability	12,483	11,805
Total current liabilities	65,069	68,859

Noncurrent liabilities:
Long-term debt	30,000	25,000
Deferred tax liability	10,764	10,515
Asset retirement obligation	1,777	2,354
Derivative liability	2,280	1,826
Other noncurrent liabilities	129	131
Total noncurrent liabilities	44,950	39,826

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Class A Common stock, $0.001 par value, 200,000,000 shares authorized; 27,864,956 issued and outstanding at March 31, 2018 and 27,584,638 issued and outstanding at December 31, 2017	28	28
Class B Common Stock, $0.0001 par value, 50,000,000 shares authorized; 35,858,123 shares issued and outstanding at March 31, 2018; 36,052,169 issued and outstanding at December 31, 2017	36	36

Additional paid-in capital	507,815	503,932
Accumulated deficit	(219,501)	(224,822)
Total Earthstone Energy, Inc. equity	288,378	279,174
Noncontrolling interest	451,019	446,558
Total equity	739,397	725,732

TOTAL LIABILITIES AND EQUITY	$849,416	$834,417

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2018	2017
REVENUES
Oil	$34,417	$12,519
Natural gas	2,684	1,694
Natural gas liquids	3,794	1,130
Total revenues	40,895	15,343

OPERATING COSTS AND EXPENSES
Lease operating expense	4,657	4,339
Severance taxes	2,037	790
Depreciation, depletion and amortization	9,708	7,889
General and administrative expense	4,639	3,492
Stock-based compensation	1,940	1,311
Transaction costs	—	803
Accretion of asset retirement obligation	41	152
Total operating costs and expenses	23,022	18,776

Gain on sale of oil and gas properties	449	—

Income (loss) from operations	18,322	(3,433)

OTHER INCOME (EXPENSE)
Interest expense, net	(613)	(337)
(Loss) gain on derivative contracts, net	(5,275)	4,460
Other income, net	6	1
Total other income (expense)	(5,882)	4,124

Income before income taxes	12,440	691
Income tax (expense) benefit	(249)	38
Net income	12,191	729

Less: Net income attributable to noncontrolling interest	6,870	—

Net income attributable to Earthstone Energy, Inc.	$5,321	$729

Net income per common share attributable to Earthstone Energy, Inc.:
Basic	$0.19	$0.03
Diluted	$0.19	$0.03

Weighted average common shares outstanding:
Basic	27,783,805	22,276,996
Diluted	27,911,924	22,585,474

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$12,191	$729
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	9,708	7,889
Accretion of asset retirement obligations	41	152
Settlement of asset retirement obligations	(52)	—
Gain on sale of oil and gas properties	(449)	—
Total loss (gain) on derivative contracts, net	5,275	(4,460)
Operating portion of net cash paid in settlement of derivative contracts	(4,275)	(586)
Stock-based compensation	1,940	1,311
Deferred income taxes	249	(38)
Amortization of deferred financing costs	69	79
Changes in assets and liabilities:
Decrease in accounts receivable	737	5,920
Increase in prepaid expenses and other current assets	(314)	(214)
Decrease in accounts payable and accrued expenses	(17,611)	(1,710)
Increase (decrease) in revenues and royalties payable	8,595	(5,161)
Increase in advances	662	455
Net cash provided by operating activities	16,766	4,366
Cash flows from investing activities:
Additions to oil and gas properties	(33,372)	(4,168)
Additions to office and other equipment	(15)	—
Proceeds from sales of oil and gas properties	195	—
Net cash used in investing activities	(33,192)	(4,168)
Cash flows from financing activities:
Proceeds from borrowings	20,000	—
Repayments of borrowings	(15,000)	(392)
Cash paid related to the exchange and cancellation of Class A Common Stock	(468)	—
Deferred financing costs	(3)	—
Net cash provided by (used in) financing activities	4,529	(392)
Net decrease in cash and cash equivalents	(11,897)	(194)
Cash at beginning of period	22,955	10,200
Cash at end of period	$11,058	$10,006
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$383	$147
Non-cash investing and financing activities:
Accrued capital expenditures	$8,967	$1,575
Asset retirement obligations	$(181)	$21

Earthstone Energy, Inc.
Reconciliations of Non-GAAP Financial Measure
Unaudited

I. Adjusted EBITDAX

Adjusted EBITDAX (as defined below) is presented herein and reconciled from the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator.

We define “Adjusted EBITDAX” as net income plus, when applicable, accretion of asset retirement obligations; depletion, depreciation and amortization; interest expense, net; transaction costs; (gain) on sale of oil and gas properties; unrealized loss (gain) on derivatives; stock-based compensation; and income tax expense (benefit).

Our Adjusted EBITDAX measure provides additional information that may be used to better understand our operations. Adjusted EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income to Adjusted EBITDAX for the periods indicated:

($000s)	Three Months Ended March 31,
	2018	2017
Net income	12,191	729
Accretion of asset retirement obligations	41	152
Depletion, depreciation and amortization	9,708	7,889
Interest expense, net	613	337
Transaction costs	—	803
(Gain) on sale of oil and gas properties	(449)	—
Unrealized loss (gain) on derivative contracts	1,000	(5,046)
Stock based compensation (non-cash)	1,940	1,311
Income tax expense (benefit)	249	(38)
Adjusted EBITDAX	25,293	6,137

II. Net Income Per Combined Diluted Share

We define “Net income per combined diluted share” as the combination of (i) net income attributable to Earthstone Energy, Inc. and (ii) net income attributable to noncontrolling interest, divided by the combination of (iii) diluted weighted average shares of Class A Common Stock and (iv) weighted average shares of Class B Common Stock outstanding.

Net income per combined diluted share, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Net income per combined diluted share is a metric used by our management team and by other users of our consolidated financial statements in order to view the overall results of the controlled entity.

The following table provides a reconciliation of net income per diluted share to net income per combined diluted share for the periods indicated (in thousands, except share and per share amounts):

	Three Months Ended March 31,
	2018	2017
Net income attributable to Earthstone Energy, Inc.	$5,321	$729
Diluted weighted average shares of Class A Common Stock outstanding	27,911,924	22,585,474
Net income attributable to Earthstone Energy, Inc. per diluted share	$0.19	$0.03

Non-GAAP Measure Numerator:
Net income attributable to Earthstone Energy, Inc.	$5,321	$729
Add: Net income attributable to noncontrolling interest	6,870	—
Net income	$12,191	$729

Non-GAAP Measure Denominator:
Diluted weighted average shares of Class A Common Stock outstanding	27,911,924	22,585,474
Weighted average shares of Class B Common Stock outstanding	35,903,732	—
Diluted weighted average shares of combined Class A and Class B Common Stock outstanding	63,815,656	22,585,474
Net income per combined diluted share	$0.19	$0.03

The following table provides a reconciliation of net income per diluted share to net income per combined diluted share for the three months ended December 31, 2017 (in thousands, except share and per share amounts):

Net income attributable to Earthstone Energy, Inc.	$2,324
Diluted weighted average shares of Class A Common Stock outstanding	26,425,780
Net income attributable to Earthstone Energy, Inc. per diluted share	$0.09

Non-GAAP Measure Numerator:
Net income attributable to Earthstone Energy, Inc.	$2,324
Add: Net income attributable to noncontrolling interest	3,173
Net income	$5,497

Non-GAAP Measure Denominator:
Diluted weighted average shares of Class A Common Stock outstanding	26,425,780
Weighted average shares of Class B Common Stock outstanding	36,059,065
Diluted weighted average shares of combined Class A and Class B Common Stock outstanding	62,484,845
Net income per combined diluted share	$0.09